Exhibit 10.3

AMENDMENT TO WHOLESALE SECURITY AGREEMENT

THIS AMENDMENT TO WHOLESALE SECURITY AGREEMENT (“Amendment”) is made as of the 25th day of March, 2003 by and between TEXTRON FINANCIAL CORPORATION, a Delaware corporation (“Secured Party”); and the undersigned, jointly and severally, individually and collectively herein as Debtor.

WITNESSETH THAT:

WHEREAS, the Secured Party and Debtor are parties to a certain Wholesale Security Agreement dated August 21, 2002 (the “Agreement”); and

WHEREAS, the parties hereto desire to amend certain of the terms of the Agreement;

NOW THEREFORE, in consideration of the premises and the mutual obligations hereinafter contained, and for other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

1.                                       The Agreement is amended by adding a new section 6.1 as follows:

“Debtor further represents, warrants, covenants, agrees and acknowledges that Debtor receives good and valuable benefit and consideration from its relationship with Fleetwood Enterprises, Inc. and as such represents, warrants, covenants, agrees and acknowledges the failure of Fleetwood Enterprises, Inc. to  maintain the following financial covenants shall be an Event of Default hereunder:

(a)          Fleetwood Enterprises, Inc. shall achieve EBITDA for each period of four consecutive Fiscal Quarters ended on the last day of each Fiscal Quarter set forth below of not less than the amount set forth below opposite each such Fiscal Quarter:

MINIMUM EBITDA		Period Ending

$ 2.5	Million	On the last Sunday in April 2003
$ 3.5	Million	On the last Sunday in July 2003
$ 2.5	Million	On the last Sunday in October 2003
$29.5	Million	On the last Sunday in January 2004
$60.0	Million	On the last Sunday in April 2004

(b)         On a consolidated basis, Fleetwood Enterprises, Inc. shall at all times maintain Fleetwood Liquidity of not equal to or less than Eighty Million Dollars ($80,000,000.00) for the most recent calendar month, of which the Borrowers (on a stand alone basis) shall maintain at all times Borrower Liquidity for the most recent calendar month of not equal to or less than Fifty Million Dollars ($50,000,000.00).

(c)          Notwithstanding anything contained elsewhere herein, capitalized terms in Sections 6.1(a) and (b) hereof shall have the meanings ascribed to them in the Other Credit Facility (defined in Section 9(l) of the Agreement), as amended, in the form of such Other Credit Facility and amendments thereto as the same have been filed by Fleetwood Enterprises, Inc. with the Securities and Exchange Commission prior to the date hereof.

Not later than forty-five calendar days after the last day of each fiscal quarter, or ninety calendar days after the last day of each fiscal year,  Fleetwood Enterprises, Inc. shall submit to Secured Party a certificate stating that Debtor is in compliance with each of the foregoing representations, covenants, and warranties (or, if applicable, disclosing any non-compliance therewith), and showing such supporting information as Secured Party may reasonably request. Each certificate shall be in form and substance reasonably satisfactory to Secured Party and signed by the chief financial officer or chief accounting officer of Fleetwood Enterprises, Inc. (or such other officer if acceptable to Secured Party in its sole discretion). The amounts and calculations referred to above shall be determined as set forth in Sections 6.1(a) and (b) or in the definitions of defined terms contained therein, or otherwise  in accordance with generally accepted accounting principles consistently applied, excepting only as such principles may be modified above, and Textron’s calculations shall be conclusive absent manifest error.”

2.                                       The Agreement is further amended by deleting Schedule 9(l) and substituting in lieu thereof the Revised Schedule 9(l) attached hereto and incorporated herein by this reference.

3.                                       Condition Precedent. Execution and delivery to Secured Party by Fleetwood Enterprises, Inc. of an Amendment to Manufactured Home Wholesale Lender Agreement in substantially the form attached hereto as Exhibit 1 for identification not later than 30 days after the date of this Amendment is an express condition precedent to the effectiveness of this Amendment.

4.                                       Except as amended hereby, the Agreement shall remain in full force and effect, and is in all respects hereby ratified and affirmed.

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed by their duly authorized officer or representative as of the day and year first above written.

SECURED PARTY:		DEBTOR:

TEXTRON FINANCIAL CORPORATION, for itself and as agent for its affiliates		FLEETWOOD RETAIL CORP. OF ARKANSAS, an Arkansas corporation
FLEETWOOD RETAIL CORP. OF GEORGIA, a Georgia corporation
FLEETWOOD RETAIL CORP. OF ILLINOIS, a Illinois corporation
By:	/s/ Brian Courtney	FLEETWOOD RETAIL CORP. OF KANSAS, a Delaware corporation
Print Name:	Brian Courtney	FLEETWOOD RETAIL CORP. OF LOUISIANA, a Louisiana corporation
Print Title:	VP, Credit	FLEETWOOD RETAIL CORPORATION OF MISSOURI, a Missouri corporation

FLEETWOOD RETAIL CORP. OF OHIO, a Ohio corporation
FLEETWOOD HOME CENTERS OF NEVADA, INC., a Nevada corporation
FLEETWOOD RETAIL CORP. OF OKLAHOMA, a Oklahoma corporation
FLEETWOOD RETAIL CORP. OF SOUTH CAROLINA, a South Carolina corporation
FLEETWOOD RETAIL CORP. OF WEST VIRGINIA, a West Virginia corporation
FLEETWOOD RETAIL CORP. OF WASHINGTON, a Delaware corporation
Secured Party’s address for notices:	P.O. Box 3090 Alpharetta, GA 30023

		By:	/s/ BOYD R. PLOWMAN
		Print Name:	BOYD R. PLOWMAN
		Print Title:	AS SR. V.P. FOR EACH OF THE FOREGOING DEBTORS

REVISED SCHEDULE 9(L)

Capitalized terms not defined in this Schedule shall have the meaning ascribed to them in the Other Credit Facility as more particularly described in Section 6.1(c) above.

(a)                                  Fleetwood Enterprises, Inc. shall achieve EBITDA for each period of four consecutive Fiscal Quarters ended on the last day of each Fiscal Quarter set forth below of not less than the amount set forth below opposite each such Fiscal Quarter:

MINIMUM EBITDA		Period Ending

$ 2.5	Million	On the last Sunday in April 2003
$ 3.5	Million	On the last Sunday in July 2003
$ 2.5	Million	On the last Sunday in October 2003
$29.5	Million	On the last Sunday in January 2004
$60.0	Million	On the last Sunday in April 2004

(b)                                 On a consolidated basis, Fleetwood Enterprises, Inc. shall at all times maintain Fleetwood Liquidity of not equal to or less than Eighty Million Dollars ($80,000,000.00) for the most recent calendar month, of which the Borrowers (on a stand alone basis) shall maintain at all times Borrower Liquidity for the most recent calendar month of not equal to or less than Fifty Million Dollars ($50,000,000.00).